UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2019
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Audentes Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37833		46-1606174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

600 California Street, 17th Floor	San Francisco	California	94108
(Address of Principal Executive Offices)			(Zip Code)

(415) 818-1001
Registrant's Phone Number, including Area Code

Not Applicable
(Former Name of Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.00001 per share	BOLD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K dated June 7, 2019 filed by Audentes Therapeutics, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on June 7, 2019 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2019 Annual Meeting of Stockholders held on June 7, 2019 (the “2019 Annual Meeting”). In addition to reporting the information set forth in Item 5.07 below, the purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers (“say on pay”). No other changes have been made to the Original Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders
As reported in the Original Form 8-K, at the 2019 Annual Meeting, a majority of the Company’s stockholders that voted on the matter indicated a preference to hold, on a non-binding, advisory basis, the Company’s future say-on-pay advisory vote on an annual basis. In accordance with the original recommendation of the Company’s Board of Directors (the “Board”), as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2019, and consistent with the stockholder voting results, on August 21, 2019 the Board determined that the say-on-pay vote will be conducted annually, until the next stockholder vote on say-on-pay frequency, which vote will occur no later than the Company’s 2025 annual meeting of stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Audentes Therapeutics, Inc.
Date: August 23, 2019	By:	/s/ Mark Meltz
Mark Meltz
Senior Vice President, General Counsel